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                                WELLS FARGO & COMPANY

                           1999 DIRECTORS STOCK OPTION PLAN


I.   PURPOSE

The purpose of the Wells Fargo & Company 1999 Directors Stock Option Plan is to provide an opportunity to non-employee members of the Board of Directors of the Company to participate in stockholder gains in consideration for personal services rendered in their capacity as directors of the Company. The Plan is also intended to aid in attracting and retaining individuals of outstanding abilities and skills for service on the Company's Board of Directors.

II.  DEFINITIONS

When used in this Plan, the following capitalized terms shall have the meanings indicated below:

     AWARD DATE               The day of the Company's annual meeting of
                              stockholders in each year, beginning in 1999.

     COMMON STOCK             Common Stock of the Company, $1 2/3 par value.

     COMPANY                  Wells Fargo & Company.

     FAIR MARKET VALUE        The closing price per share of the Common Stock
                              reported among the New York Stock Exchange composite transactions for the trading day immediately preceding the option grant date or exercise date, as the case may be.

     NON-EMPLOYEE DIRECTOR    Any member of the Board of Directors of the
                              Company who is not an officer or employee of the Company or of a subsidiary of the Company.

     PLAN ADMINISTRATOR       The Company's Director of Human Resources.


III. OPTION AWARD FORMULA

Every Non-Employee Director who is elected or re-elected to the Board of Directors by the stockholders of the Company shall automatically receive an option as of each Award Date to purchase Common Stock with a value of $25,000 on such date determined in accordance with the Black-Scholes option pricing model. A Non-Employee Director who joins the Board of Directors on any date other than the Award Date shall automatically receive as of such other date an option to purchase Common Stock with the same value determined as of such other date, prorated to reflect the number of months (rounded up to the next whole month) remaining until the next Award Date. The exercise price per share for each stock option granted under this Plan


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shall be the Fair Market Value of the Common Stock as of the date the option is granted. The number of shares subject to any such option shall be determined using parameters determined as of the business day immediately preceding the date as of which the option is granted and shall be rounded up to the next whole share.

IV.  EXERCISE OF OPTIONS

     A. EXERCISE PRICE AND VESTING. Each option granted under the Plan shall have an exercise price per share equal to the Fair Market Value as of the grant date of the option. Except as set forth in Section V, options granted under the Plan become fully exercisable six months after their grant date and, subject to paragraphs C and D below, shall remain exercisable until the tenth anniversary of their grant date.

     B. PAYMENT OF EXERCISE PRICE. The exercise price of any stock option awarded under the Plan shall be payable entirely in cash or entirely in Common Stock, valued at Fair Market Value on the date the option is exercised, in accordance with procedures determined by the Plan Administrator. If the option exercise price is paid using Common Stock, it (i) must have been owned by the optionee for at least six months prior to the date of exercise or purchased by the optionee in the open market; and (ii) must not have been used in a stock swap transaction within the preceding six months. Regardless of how the option exercise price is paid, any withholding taxes arising out of the option exercise may be paid in cash or in Common Stock. To the extent that no violation of Section 16(b) of the Securities Exchange Act of 1934 or any other law would result, the payment of the exercise price of options granted hereunder may also be made by delivering a properly executed exercise notice together with irrevocable instructions to a broker, or some other communication acceptable to the Company, requiring the delivery to the Company of sale or loan proceeds sufficient to pay the option exercise price, together with any related withholding taxes if no other payment for such taxes satisfactory to the Company has been arranged; provided that such exercise shall be conditioned upon, and no shares shall be issued pursuant to such exercise until, receipt of such amount by the Company.

     C. TERMINATION OF OPTIONS DUE TO DEATH. If a Non-Employee Director dies, all outstanding options previously granted to him or her under this Plan shall become immediately exercisable and remain exercisable for a period of one year.

     D. TERMINATION OF OPTIONS FOR REASONS OTHER THAN DEATH. In the event a Non-Employee Director leaves the Board of Directors of the Company for any reason other than his or her death or for cause, all options granted to him or her under this Plan shall remain outstanding and exercisable in accordance with their original terms. In the event that a Non-Employee Director shall leave the Board for cause, in which case all outstanding options granted to such Non-Employee Director under this Plan shall immediately terminate and be cancelled as of the date he or she ceases to be a director.


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V.   RELOAD AWARD

If while serving on the Board of Directors of the Company, a Non-Employee Director exercises an option granted under Section III of the Plan (an "Original Option") and pays the option exercise price using Common Stock in accordance with paragraph B of Section IV, the Non-Employee Director shall automatically be granted a "reload" stock option on the date of such exercise. The reload stock option grant shall equal the number of whole shares of Common Stock used in the swap exercise to pay the option exercise price. Subject to the provisions of paragraphs B, C and D of Section IV, the reload stock option may be exercised between the date of grant and the date of expiration of the Original Option. No reload stock option is granted if the Original Option is exercised after a Non-Employee Director leaves the Board of Directors of the Company for any reason.

VI.  TRANSFERABILITY; ASSIGNABILITY


No option granted hereunder shall be transferred or assigned other than by will, the laws of descent and distribution or by the designation of a beneficiary in accordance with this Section. During the lifetime of an optionee, options granted hereunder may be exercised only by the optionee. The optionee may, by completing and signing a written beneficiary designation form which is delivered to and accepted by the Company, designate a beneficiary to exercise and receive any outstanding options upon the optionee's death. If at the time of the optionee's death there is not a fully effective beneficiary designation form on file, or if the designated beneficiary does not survive the optionee, the legal representative of the optionee's estate shall have the right to exercise the option. No option granted under this Plan shall be assignable or transferable except as provided in this Section.

VII. SHARES AVAILABLE FOR AWARDS

Subject to Section VIII, options for no more than 600,000 shares of Common Stock may be awarded under the Plan; provided, however, that shares subject to options granted hereunder that are cancelled or expire without being fully exercised and shares used to pay the exercise price for options granted hereunder may again be made subject to options granted under this Plan with no effect on the foregoing limit. Shares made subject to options hereunder may consist, in whole or in part, of authorized but unissued Common Stock or treasury Common Stock not reserved for any other purpose.

VIII. ADJUSTMENTS FOR CERTAIN CHANGES IN CAPITALIZATION

In the event any change is made to the Common Stock subject to the Plan or subject to any outstanding option granted under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), then appropriate adjustments shall be made to the maximum number of shares that may be granted under the Plan or subject to options granted under the Plan as well as the number of shares and price per share of Common Stock subject to options then outstanding under the Plan. The grant of options under the Plan shall not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or


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business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. Any fractional shares resulting from adjustments will be rounded to the nearest whole share.

IX.  PLAN ADMINISTRATOR

The Plan Administrator's responsibilities include, but are not limited to, the following:

     -    To adopt rules for administration of the Plan.
     -    To interpret and implement the provisions of the Plan.
     - To resolve all questions regarding the administration, interpretation and application of the Plan.
     - To have all other powers as may be necessary to discharge responsibilities under the Plan.

The Plan Administrator's determinations will be conclusive and binding on all participants in the Plan.

X.   TERM AND TERMINATION

The Plan is effective as of January 1, 1999. The Plan will continue indefinitely, as it may be amended or modified from time to time, until terminated.

XI.  TAX TREATMENT

All options granted under the Plan shall be non-qualified stock options not entitled to preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as it may be amended from time to time.

XII. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION

The Plan may be amended, modified, suspended or terminated by action of the Board of Directors or the Board Affairs Committee, or any successor committee, of its Board of Directors; provided, however, that if at the time of any such proposed amendment, modification or termination, any member of such committee does not satisfy the requirements applicable to committee approval contained in regulations of the Securities and Exchange Commission promulgated under Section 16 of the Securities Exchange Act of 1934, and applicable interpretations thereof, any such amendment, modification or termination must be approved by the Board of Directors of the Company. The Plan shall terminate automatically when all shares reserved for issuance hereunder have been issued or made subject to options granted hereunder. No termination, suspension or modification of the Plan will adversely affect any right in any option outstanding hereunder to the extent the same has not been exercised unless otherwise agreed to by the optionee. It will be conclusively presumed that any adjustment for changes in capitalization provided for in Section VIII does not adversely affect any such right.

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XIII. NO GUARANTEE OF SERVICE

Participation in this Plan does not constitute a guarantee or contract of service as a Non-Employee Director.

XIV. GOVERNING LAW

The Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the law of the State of Delaware.


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